Exhibit 99.1

For Immediate Release

Jonathan Peisner

Vice President and Treasurer

(317) 249-4390

jonathan.peisner@karauctionservices.com

KAR Auction Services, Inc. Reports

Preliminary First Quarter 2011 Results

Carmel, IN, April 27, 2011 — In order to facilitate its previously announced debt refinancing, KAR Auction Services, Inc. (NYSE: KAR) today reported preliminary financial results for the quarter ended March 31, 2011. Based on preliminary financial results for the first quarter of 2011, the company expects to report revenue of $482.7 million as compared with first quarter 2010 revenue of $458.4 million, an increase of 5%. Adjusted EBITDA for the first quarter of 2011 is expected to be $127.3 million as compared with first quarter 2010 Adjusted EBITDA of $120.1 million, an increase of 6%. Net income for the first quarter of 2011 is expected to be $39.8 million as compared with net income of $8.1 million in the first quarter of 2010. At March 31, 2011, the Company’s consolidated net leverage ratio is expected to be 3.5x based on Adjusted EBITDA of $482.4 million for the last twelve months ended March 31, 2011, and available cash of $186.2 million at March 31, 2011.

1st Quarter 2011 Earnings and Conference Call Information

As previously announced, KAR Auction Services, Inc. will be releasing its first quarter 2011 earnings and supplemental information on May 3, 2011, and will be hosting an earnings conference call and web cast on Wednesday, May 4, 2011 at 11:00 a.m. EDT (10:00 am CDT). The call will be hosted by KAR Auction Services, Inc.’s Chief Executive Officer, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-888-339-3543 and entering participant passcode 2510093, while the live web cast will be available at the investor relations section of www.karauctionservices.com.

About KAR Auction Services, Inc.

KAR Auction Services, Inc. (NYSE: KAR) is the holding company for ADESA, Inc., a leading provider of wholesale used vehicle auctions whose operations span North America with 70 used vehicle sites, Insurance Auto Auctions, Inc., (“IAAI”) a leading salvage auto auction company whose operations span North America with 159 sites and Automotive Finance Corporation (“AFC”), a leading provider of floorplan financing to independent and franchised used vehicle dealers with 88 sites across North America. For further information on KAR Auction Services, Inc., ADESA, Inc., Insurance Auto Auctions, Inc. or Automotive Finance Corporation, visit the company’s Web site at www.karauctionservices.com.

Forward Looking Statements

Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

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KAR Auction Services, Inc.

Preliminary Condensed Consolidated Statements of Income

(In millions) (Unaudited)

	Three Months Ended March 31,
	2011	2010
Operating revenues
ADESA Auction Services	$268.3	$273.6
IAAI Salvage Services	175.9	158.8
AFC	38.5	26.0

Total operating revenues	482.7	458.4

Operating expenses
Cost of services (exclusive of depreciation and amortization)	263.1	256.0
Selling, general and administrative	102.1	95.0
Depreciation and amortization	44.1	43.3

Total operating expenses	409.3	394.3

Operating profit	73.4	64.1

Interest expense	33.2	34.9
Other income, net	(0.6)	(2.9)
Loss on extinguishment of debt	—	25.3

Income before income taxes	40.8	6.8

Income taxes	1.0	(1.3)

Net income	$39.8	$8.1

Net income per share – basic and diluted	$0.29	$0.06

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KAR Auction Services, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In millions) (Unaudited)

	March 31, 2011	December 31, 2010

Cash and cash equivalents	$242.3	$119.1
Restricted cash	5.8	8.6
Trade receivables, net of allowances	405.0	271.9
Finance receivables, net of allowances	132.6	126.2
Finance receivables securitized, net of allowances	604.6	635.7
Other current assets	89.4	93.2

Total current assets	1,479.7	1,254.7

Goodwill	1,556.1	1,554.1
Customer relationships, net of accumulated amortization	697.4	712.6
Intangible and other assets	322.2	323.1
Property and equipment, net of accumulated depreciation	679.2	680.5

Total assets	$4,734.6	$4,525.0

Current liabilities, excluding current maturities of debt and obligations collateralized by finance receivables	$641.7	$446.7
Obligations collateralized by finance receivables	492.1	520.1
Current maturities of debt	—	—

Total current liabilities	1,133.8	966.8

Long-term debt	1,875.7	1,875.7
Other non-current liabilities	422.2	437.9
Stockholders’ equity	1,302.9	1,244.6

Total liabilities and stockholders’ equity	$4,734.6	$4,525.0

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KAR Auction Services, Inc.

EBITDA and Adjusted EBITDA Measures

EBITDA and Adjusted EBITDA Measures

EBITDA and Adjusted EBITDA as presented herein, are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP or as substitutes for cash flow from operating activities as measures of our liquidity.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses Adjusted EBITDA to evaluate our performance and to evaluate results relative to incentive compensation targets. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended March 31,
(Dollars in millions), (Unaudited)	2011	2010

Net income	$39.8	$8.1
Add back:
Income taxes	1.0	(1.3)
Interest expense, net of interest income	33.2	34.9
Depreciation and amortization	44.1	43.3

EBITDA	118.1	85.0
Adjustments	9.2	35.1

Adjusted EBITDA	$127.3	$120.1

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Certain of our loan covenant calculations utilize financial results for the most recent four consecutive fiscal quarters. The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended				Twelve Months Ended
(Dollars in millions) (Unaudited)	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	March 31, 2011

Net income	$28.6	$25.6	$7.3	$39.8	$101.3
Add back:
Income taxes	19.9	11.1	(2.5)	1.0	29.5
Interest expense, net of interest income	35.9	35.5	35.0	33.2	139.6
Depreciation and amortization	41.8	42.2	44.0	44.1	172.1

EBITDA	126.2	114.4	83.8	118.1	442.5
Nonrecurring charges	3.0	2.8	8.4	2.8	17.0
Noncash charges	3.6	5.8	12.9	8.5	30.8
AFC interest expense	(1.8)	(1.9)	(2.1)	(2.1)	(7.9)

Adjusted EBITDA	$131.0	$121.1	$103.0	$127.3	$482.4

Non-GAAP Financial Measures

The company provides historical and forward-looking non-GAAP measures called EBITDA and Adjusted EBITDA. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth previously.

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